                                                                     EXHIBIT 4.1

                         SUBSCRIPTION FOR COMMON STOCK
                         MOUNTAIN BANK HOLDING COMPANY

                             (Existing Shareholder)

  STOCK ISSUE: 100,000 shares of common stock, par value $1.00 each ("Common Stock"), are to be subscribed for and issued at $12.50 per share. 70,630 of such shares have been allocated to existing shareholders, who may purchase such shares on the basis of 1 share for each 10 shares owned.

  The undersigned, having received and read the Offering Circular of MOUNTAIN BANK HOLDING COMPANY (the "Company"), dated October__, 1997, hereby offers to purchase the number of shares of the Common Stock of the Company set forth below at a subscription price of $12.50 per share, and encloses herewith the full aggregate subscription price. Checks or money orders should be made payable to MOUNTAIN BANK HOLDING COMPANY.

              ================================================================================
              Shares subscribed for.........................................
                                                                               ---------------
              (No minimum; maximum--1 share for each 10 owned)

              Aggregate purchase price (enclosed)...........................   $
                                                                                --------------
              =================================================================================

  PLEASE INDICATE BELOW IF YOU DESIRE TO PURCHASE ADDITIONAL SHARES OF COMMON STOCK IF THE OFFERING IS NOT FULLY SUBSCRIBED DURING THE EXCLUSIVE PERIOD. ADDITIONAL SHARES, IF AVAILABLE, WILL BE SOLD ON A FIRST COME, FIRST SERVED BASIS.

[_] I would be interested in purchasing _________additional shares. Please contact me if additional shares are available for purchase at the closing of the exclusivity period.

  SUBSCRIPTION SHOULD BE RECEIVED BY THE COMPANY NOT LATER THAN 5:00 P.M. LOCAL TIME ON NOVEMBER 30, 1997, THE EXPIRATION DATE OF THE EXCLUSIVE OFFERING TO EXISTING SHAREHOLDERS. SUBSCRIPTIONS RECEIVED AFTER NOVEMBER 30, 1997, AND PRIOR TO DECEMBER 31, 1997, UNLESS THE OFFERING IS TERMINATED EARLIER, WILL BE TREATED ON A FIRST-COME, FIRST-SERVED BASIS, AS WILL ALL SUBSCRIPTIONS FOR ADDITIONAL SHARES. THE COMPANY RESERVES THE RIGHT TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART.

  Shares purchased by the undersigned shall be registered as listed below. (If certificates for shares are to be issued in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, please indicate whether registration should be as trustee or custodian for such other person.)

              How Shares To Be Registered (Please Print)                         No. of Shares (at $12.50 per share)
                _____________________________________                                      _______________
                _____________________________________                                      _______________

  IN WITNESS WHEREOF, I/we have executed this Subscription, retaining a copy for my/our records, and returning a copy by mail or delivery to:

MOUNTAIN BANK HOLDING COMPANY
501 Roosevelt Avenue
Enumclaw, Washington  98022

Date:  _______________________, 1997
-----------------------------------------------------------------   ----------------------------------------------------
(Signature)                                                         (Signature) (If shares to be issued in more than
                                                                    one name)

-----------------------------------------------------------------   ----------------------------------------------------
Name (Please print or type)                                         Name (Please print or type)

-----------------------------------------------------------------   ----------------------------------------------------
Street Address                                                      Street Address

-----------------------------------------------------------------   ----------------------------------------------------
City and State      ZIP                                             City and State      ZIP

Telephone:_______________________________________________________   Telephone:__________________________________________

Social Security No.:_____________________________________________   Social Security No.:________________________________
or Taxpayer I.D. No.                                                or Taxpayer I.D. No.

IF SHARES TO BE HELD IN JOINT OWNERSHIP, ALL JOINT OWNERS SHOULD SIGN THIS
  SUBSCRIPTION.